News Release

EXHIBIT 99.1

SM ENERGY REPORTS FIRST QUARTER 2020 RESULTS
AND UPDATES 2020 OPERATING PLAN

DENVER, CO April 29, 2020 - SM Energy Company (the “Company”) (NYSE: SM) today announced operating and financial results for the first quarter 2020 and provided updates to its 2020 operating plan.

Highlights include:

•	Production at the high end of prior guidance. First quarter 2020 production was 12.4 MMBoe (135.9 MBoe/d) at 51% oil, driven by continued growth in Midland Basin production.

•
Significant cash flows. First quarter net cash provided by operating activities of $218.1 million before net change in working capital of $18.5 million was $236.6 million. Capital expenditures of $139.3 million before increase in capital expenditure accruals and other of $16.8 million was $156.1 million, which resulted in free cash flow of $80.5 million (a non-GAAP measure defined and reconciled below.)

•
Absolute debt reduction. Cash flows generated in the first quarter 2020 were applied to open market purchases of outstanding bonds and reduction in the balance of the Company’s senior secured credit facility, reducing total principal amount of debt by $91.2 million. Net debt-to-Adjusted EBITDAX was reduced to 2.45 times (a non-GAAP measure defined and reconciled below.)

•
Borrowing base redetermination completed. Subsequent to quarter-end, the borrowing base and commitments on the Company’s senior secured revolving credit facility were redetermined at $1.1 billion, providing $1.0 billion in liquidity pro forma at quarter-end.

•	Capital activity reduced. 2020 capital expenditure pace is expected to be reduced significantly, down by approximately 20% versus earlier guidance.

President and Chief Executive Officer Jay Ottoson comments: “As our industry faces unprecedented circumstances, our priorities are: first, the safety of our employees and contractors under the conditions of the pandemic; and second, maintaining a sustainable business plan under the contracted macro-economic environment. We have implemented a wide range of changes from modifying our capital activity to adopting new daily safety protocols for field teams. Our pace of capital spending has been reduced, and we have a strong hedge position in 2020 to bolster our cash flows during a time of considerable uncertainty.”

FIRST QUARTER 2020 RESULTS

PRODUCTION:

	Midland Basin	South Texas	Total
Oil (MBbl / MBbl/d)	5,932 / 65.2	415 / 4.6	6,347 / 69.8
Natural Gas (MMcf / MMcf/d)	9,931 / 109.1	16,570 / 182.1	26,501 / 291.2
NGLs (MBbl / MBbl/d)	3 / -	1,599 / 17.6	1,602 / 17.6
Total (MBoe / MBoe/d)	7,590 / 83.4	4,776 / 52.5	12,367 / 135.9
Note: Totals may not calculate due to rounding.

REALIZED PRICES:

	Midland Basin	South Texas	Total (Pre/Post-hedge)
Oil ($/Bbl)	$46.55	$37.45	$45.96 / $54.40
Natural Gas ($/Mcf)	$1.14	$1.77	$1.54 / $2.09
NGLs ($/Bbl)	$16.77	$13.62	$13.62 / $16.89
Per Boe	$37.88	$13.97	$28.64 / $34.58

•
Production volumes of 12.4 MMBoe, or 135.9 MBoe/d, were 51% oil, driven by growth in oil production from both the Midland Basin and South Texas. Total net daily production is up 14% compared with the first quarter of 2019 and down 2% sequentially. Net daily oil production is up 30% compared with the first quarter of 2019 and up 4% sequentially.

•
Benchmark pricing for the quarter included NYMEX WTI at $46.17/Bbl, NYMEX Henry Hub natural gas at $1.95/MMBtu and Hart Composite NGLs at $17.02/Bbl, all of which are down significantly both year-over-year and sequentially.

•
The average realized price per Boe of $28.64 was down 19% sequentially from $35.17. Including the effect of realized hedges, the average price was $34.58, down 5% sequentially, resulting in approximately $73.4 million of realized net hedge gains for the quarter.

For additional regional detail on operating metrics, please see the Financial Highlights section below and the accompanying 1Q20 slide deck.
CHANGE IN DEFINITIONS
In order to better align discussion of results with GAAP reporting, the Company will no longer use the non-GAAP measures discretionary cash flow and total capital spend. The Company will replace these terms, respectively, with net cash provided by operating activities and capital expenditures, both found in the GAAP Statement of Cash Flows, as adjusted for changes in net working capital accruals. These new terms will not be directly comparable to the prior non-GAAP definitions. Please refer to the 1Q20 slide deck for a reconciliation of differences.

NET LOSS, LOSS PER SHARE AND NET CASH PROVIDED BY OPERATING ACTIVITIES
First quarter 2020 net loss was ($411.9) million, or ($3.64) per diluted common share. This compared with a net loss of ($177.6) million, or ($1.58) per diluted common share, in the comparable prior year period. The current period included an impairment of $989.8 million ($775.0 million net of tax) related predominantly to the write-down of South Texas proved oil and gas properties and related support facilities. The impairment was due to the significant decrease in commodity prices at the end of the first quarter of 2020, which was partially offset by higher production and realized hedge gains.
First quarter 2020 GAAP net cash provided by operating activities was $218.1 million, or $236.6 million before net change in working capital. Net cash provided by operating activities before net change in working capital is up $97.9 million, or 71%, from $138.7 million in the comparable prior year period. The significant increase in cash flow was due to 32% net daily production growth in the Midland Basin, which has high operating margins, as well as the benefit from realized hedge gains.
ADJUSTED EBITDAX, ADJUSTED NET INCOME AND NET DEBT-TO-ADJUSTED EBITDAX
The following paragraphs discuss non-GAAP measures including Adjusted EBITDAX, adjusted net income (loss), adjusted net income (loss) per diluted common share and net debt-to-Adjusted EBITDAX. Please reference the definitions and reconciliations of these measures to the most directly comparable GAAP financial measures at the end of this release.
First quarter 2020 Adjusted EBITDAX was $286.0 million, up $99.5 million, or 53%, from $186.5 million in the comparable prior year period. The significant increase in Adjusted EBITDAX was due to 32% net daily production growth in the Midland Basin as well as the benefit from realized hedge gains.
First quarter 2020 adjusted net loss was ($5.6) million, or ($0.05) per diluted common share, which compares with adjusted net loss of ($37.7) million or ($0.34) per diluted common share in the comparable prior year period.
Leverage improved during the first quarter of 2020 due to strong Adjusted EBITDAX and reduced absolute debt. At March 31, 2020, net debt-to-Adjusted EBITDAX was 2.45 times.
FINANCIAL POSITION, LIQUIDITY AND CAPITAL EXPENDITURES
On March 31, 2020, the outstanding principal amount of the Company’s long-term debt was comprised of $2.4 billion in senior notes, plus $172.5 million in senior convertible notes, plus $72.0 million drawn on the Company’s senior secured revolving credit facility. The outstanding balance of the senior notes reflects $40.7 million principal amount of Senior Notes due 2022 repurchased for $28.3 million during the first quarter. Together, the reduction in the principal amount of the outstanding senior notes and the reduction in the senior secured revolving credit facility was $91.2 million. The cash balance was approximately zero.

Subsequent to March 31, 2020, the Company’s lenders redetermined its senior secured revolving credit facility borrowing base at $1.1 billion and commitment level at $1.1 billion. Pro forma for the revised lender commitments, the Company had $1.0 billion of liquidity at March 31, 2020. The Company and its lenders also entered into the Third Amendment to the Credit Agreement (details of which are provided in the Company’s First Quarter 2020 Form 10-Q.)
Capital expenditures for the first quarter of 2020 were $139.3 million, or $156.1 million before accruals. During the first quarter 2020, the Company drilled 25 net wells and completed 20 net wells.

COMMODITY DERIVATIVES

Commodity hedge positions include approximately:

•	14,340 MBbls 2Q-4Q oil production hedged to WTI. The average floor price on collars is $55/Bbl and the average price on swaps is $57/Bbl;

•	11,330 MBbls of 2Q-4Q Midland Basin production hedged to the local price point at $(0.53)/Bbl;

•	28,985 BBtu of 2Q-4Q natural gas production hedged; and

•	NGL hedges are by individual product.
The Company has certain other hedge positions in 2020 and added positions in 2021 and 2022. Please see the 1Q20 slide deck for detail.
2020 OPERATING PLAN - REVISED
Significant changes in the macro-economic outlook have occurred since the Company issued its 2020 operating plan and guidance. The economy has been severely impacted by COVID-19 virus response, and the resulting oversupply of oil has driven oil prices to 20-year lows. As a result, the Company has reduced its well completion and drilling pace, and expects capital spending for the remainder of 2020 to drop by approximately 30% versus its original plan, which is expected to result in a full year decrease in capital spending of approximately 20%. The Company is currently operating five rigs in the Midland Basin and one in South Texas and has one active completions crew in the Midland Basin and none in South Texas. The Company expects to reduce activity in the Midland Basin to four rigs in July.
Worldwide production of oil remains higher than demand, and oil storage capacity is nearly full, increasing the potential for forced shut-in of production. Government entities are actively considering pro-rationing of production, and economic conditions may also result in well shut-ins to reduce economic loss. Given the difficulty of accurately forecasting production volumes in this environment, the Company is withdrawing its previously issued production guidance for 2020.
CERTAIN REVISED GUIDANCE FULL YEAR 2020:

•	Capital expenditures: Down approximately 20%. Second quarter 2020 expected to range $165-$175 million.

•
G&A: ~$110 million, a reduction of approximately $15 million. The reduction in G&A guidance reflects the decision to reduce the salary of Company executives, effective May 1, 2020, and to postpone salary increases for all employees.

•	Exploration/Capitalized overhead: ~$40 million, a reduction of $10 million.

UPCOMING EVENTS
EARNINGS CALL AND PRESENTATION
April 29, 2020 - In conjunction with this release, the Company posts to its website a pre-recorded webcast discussion, a written transcript of the webcast, and an associated IR presentation. Please visit ir.sm-energy.com. The Company’s first quarter results live Q&A call is canceled.

DISCLOSURES
FORWARD LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of securities laws. The words "assumes," "anticipate," "estimate," "expect," "forecast," “generate,” "guidance," "implied," “maintain,” "plan," "project," "objectives," “outlook,” “sustainable,” "target," "will" and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this release include, among other things, revised guidance for the full year and second quarter 2020, including production volumes, oil production growth, operating and general and administrative costs, DD&A, and capital expenditures; the Company’s 2020 goals, including: generating free cash flow; and the number of wells the Company plans to drill and complete. These statements involve known and unknown risks, which may cause SM Energy's actual results to differ materially from results expressed or implied by the forward-looking statements. Future results may be impacted by the risks discussed in the Risk Factors section of SM Energy's most recent Annual Report on Form 10-K, as such risk factors may be updated from time to time in the Company's other periodic reports filed with the Securities and Exchange Commission, specifically the first quarter 2020 Form 10-Q. The forward-looking statements contained herein speak as of the date of this release. Although SM Energy may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so, except as required by securities laws.
ABOUT THE COMPANY
SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and NGLs in the state of Texas. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm-energy.com.
SM ENERGY INVESTOR CONTACT
Jennifer Martin Samuels, jsamuels@sm-energy.com, 303-864-2507

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
March 31, 2020

Production Data
	For the Three Months Ended March 31,
	2020	2019	Percent Change
Realized sales price (before the effects of derivative settlements):
Oil (per Bbl)	$45.96	$49.47	(7)%
Gas (per Mcf)	$1.54	$2.73	(44)%
NGLs (per Bbl)	$13.62	$19.39	(30)%
Equivalent (per Boe)	$28.64	$31.86	(10)%
Realized sales price (including the effects of derivative settlements):
Oil (per Bbl)	$54.40	$49.19	11%
Gas (per Mcf)	$2.09	$2.55	(18)%
NGLs (per Bbl)	$16.89	$19.67	(14)%
Equivalent (per Boe)	$34.58	$31.39	10%
Net production volumes: (1)
Oil (MMBbl)	6.3	4.8	31%
Gas (Bcf)	26.5	23.9	11%
NGLs (MMBbl)	1.6	1.9	(14)%
MMBoe	12.4	10.7	16%
Average net daily production: (1)
Oil (MBbls/d)	69.8	53.7	30%
Gas (MMcf/d)	291.2	265.5	10%
NGLs (MBbls/d)	17.6	20.8	(15)%
MBoe/d	135.9	118.7	14%
Per Boe data:
Realized price (before the effects of derivative settlements)	$28.64	$31.86	(10)%
Lease operating expense	4.75	5.20	(9)%
Transportation costs	3.11	4.08	(24)%
Production taxes	1.20	1.31	(8)%
Ad valorem tax expense	0.60	0.76	(21)%
General and administrative (2)	2.22	3.00	(26)%
Operating margin (before the effects of derivative settlements)	16.76	17.51	(4)%
Derivative settlement gain (loss)	5.94	(0.47)	1,364%
Operating margin (including the effects of derivative settlements)	$22.70	$17.04	33%
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	$18.88	$16.63	14%

(1) Amounts and percentage changes may not calculate due to rounding.
(2) Includes non-cash stock-based compensation expense per Boe of $0.37 and $0.43 for the three months ended March 31, 2020, and 2019, respectively.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
March 31, 2020

Condensed Consolidated Balance Sheets
(in thousands, except share data)	March 31,	December 31,
ASSETS	2020	2019
Current assets:
Cash and cash equivalents	$15	$10
Accounts receivable	143,311	184,732
Derivative assets	463,992	55,184
Prepaid expenses and other	17,842	12,708
Total current assets	625,160	252,634
Property and equipment (successful efforts method):
Proved oil and gas properties	8,043,156	8,934,020
Accumulated depletion, depreciation, and amortization	(4,389,103)	(4,177,876)
Unproved oil and gas properties	972,844	1,005,887
Wells in progress	224,509	118,769
Other property and equipment, net of accumulated depreciation of $64,815 and $64,032, respectively	36,932	72,848
Total property and equipment, net	4,888,338	5,953,648
Noncurrent assets:
Derivative assets	44,909	20,624
Other noncurrent assets	56,618	65,326
Total noncurrent assets	101,527	85,950
Total assets	$5,615,025	$6,292,232
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$359,406	$402,008
Derivative liabilities	8,277	50,846
Other current liabilities	15,780	19,189
Total current liabilities	383,463	472,043
Noncurrent liabilities:
Revolving credit facility	72,000	122,500
Senior Notes, net of unamortized deferred financing costs	2,413,663	2,453,035
Senior Convertible Notes, net of unamortized discount and deferred financing costs	159,721	157,263
Asset retirement obligations	85,267	84,134
Deferred income taxes	93,918	189,386
Derivative liabilities	7,202	3,444
Other noncurrent liabilities	58,074	61,433
Total noncurrent liabilities	2,889,845	3,071,195
Stockholders’ equity:
Common stock, $0.01 par value - authorized: 200,000,000 shares; issued and outstanding: 112,988,682 and 112,987,952 shares, respectively	1,130	1,130
Additional paid-in capital	1,797,154	1,791,596
Retained earnings	554,562	967,587
Accumulated other comprehensive loss	(11,129)	(11,319)
Total stockholders’ equity	2,341,717	2,748,994
Total liabilities and stockholders’ equity	$5,615,025	$6,292,232

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
March 31, 2020

Condensed Consolidated Statements of Operations
(in thousands, except per share data)	For the Three Months Ended March 31,
	2020	2019
Operating revenues and other income:
Oil, gas, and NGL production revenue	$354,233	$340,476
Net gain on divestiture activity	—	61
Other operating revenues	1,501	393
Total operating revenues and other income	355,734	340,930
Operating expenses:
Oil, gas, and NGL production expense	119,552	121,305
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	233,489	177,746
Exploration (1)	11,349	11,348
Impairment	989,763	6,338
General and administrative (1)	27,447	32,086
Net derivative (gain) loss (2)	(545,340)	177,081
Other operating expenses, net	566	335
Total operating expenses	836,826	526,239
Loss from operations	(481,092)	(185,309)
Interest expense	(41,512)	(37,980)
Gain on extinguishment of debt	12,195	—
Other non-operating expense, net	(494)	(317)
Loss before income taxes	(510,903)	(223,606)
Income tax benefit	99,008	46,038
Net loss	$(411,895)	$(177,568)

Basic weighted-average common shares outstanding	113,009	112,252
Diluted weighted-average common shares outstanding	113,009	112,252
Basic net loss per common share	$(3.64)	$(1.58)
Diluted net loss per common share	$(3.64)	$(1.58)
Dividends per common share	$0.01	$0.05

(1) Non-cash stock-based compensation included in:
Exploration expense	$957	$1,205
General and administrative expense	4,604	4,633
Total non-cash stock-based compensation	$5,561	$5,838

(2) The net derivative (gain) loss line item consists of the following:
Settlement (gain) loss	$(73,437)	$4,969
(Gain) loss on fair value changes	(471,903)	172,112
Total net derivative (gain) loss	$(545,340)	$177,081

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
March 31, 2020

Condensed Consolidated Statements of Stockholders' Equity
(in thousands, except share data and dividends per share)
			Additional Paid-in Capital		Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
	Common Stock			Retained Earnings
	Shares	Amount
Balances, December 31, 2019	112,987,952	$1,130	$1,791,596	$967,587	$(11,319)	$2,748,994
Net loss	—	—	—	(411,895)	—	(411,895)
Other comprehensive income	—	—	—	—	190	190
Cash dividends declared, $0.01 per share	—	—	—	(1,130)	—	(1,130)
Issuance of common stock upon vesting of RSUs, net of shares used for tax withholdings	730	—	(3)	—	—	(3)
Stock-based compensation expense	—	—	5,561	—	—	5,561
Balances, March 31, 2020	112,988,682	$1,130	$1,797,154	$554,562	$(11,129)	$2,341,717

			Additional Paid-in Capital		Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
	Common Stock			Retained Earnings
	Shares	Amount
Balances, December 31, 2018	112,241,966	$1,122	$1,765,738	$1,165,842	$(12,380)	$2,920,322
Net loss	—	—	—	(177,568)	—	(177,568)
Other comprehensive income	—	—	—	—	263	263
Cash dividends declared, $0.05 per share	—	—	—	(5,612)	—	(5,612)
Issuance of common stock upon vesting of RSUs, net of shares used for tax withholdings	2,579	—	(18)	—	—	(18)
Stock-based compensation expense	—	—	5,838	—	—	5,838
Balances, March 31, 2019	112,244,545	$1,122	$1,771,558	$982,662	$(12,117)	$2,743,225

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
March 31, 2020

Condensed Consolidated Statements of Cash Flows
(in thousands)	For the Three Months Ended March 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(411,895)	$(177,568)
Adjustments to reconcile net loss to net cash provided by operating activities
Net gain on divestiture activity	—	(61)
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	233,489	177,746
Impairment	989,763	6,338
Stock-based compensation expense	5,561	5,838
Net derivative (gain) loss	(545,340)	177,081
Derivative settlement gain (loss)	73,437	(4,969)
Amortization of debt discount and deferred financing costs	3,992	3,789
Gain on extinguishment of debt	(12,195)	—
Deferred income taxes	(99,347)	(47,003)
Other, net	(816)	(2,530)
Net change in working capital	(18,517)	(20,159)
Net cash provided by operating activities	218,132	118,502

Cash flows from investing activities:
Net proceeds from the sale of oil and gas properties	—	6,114
Capital expenditures	(139,306)	(249,340)
Other, net	—	291
Net cash used in investing activities	(139,306)	(242,935)

Cash flows from financing activities:
Proceeds from revolving credit facility	425,500	172,000
Repayment of revolving credit facility	(476,000)	(125,500)
Cash paid to repurchase 6.125% Senior Notes due 2022	(28,318)	—
Other, net	(3)	(18)
Net cash provided by (used in) financing activities	(78,821)	46,482

Net change in cash, cash equivalents, and restricted cash	5	(77,951)
Cash, cash equivalents, and restricted cash at beginning of period	10	77,965
Cash, cash equivalents, and restricted cash at end of period	$15	$14

Supplemental schedule of additional cash flow information and non-cash activities:

Operating activities:
Cash paid for interest, net of capitalized interest	$(47,469)	$(39,957)

Investing activities:
Increase in capital expenditure accruals and other	$16,802	$62,185

Supplemental non-cash investing activities:
Carrying value of properties exchanged	$—	$65,788

DEFINITIONS OF NON-GAAP MEASURES AS CALCULATED BY THE COMPANY
The following non-GAAP measures are presented in addition to financial statements as the Company believes these metrics and performance measures are widely used by the investment community, including investors, research analysts and others, to evaluate and compare investments among upstream oil and gas companies in making investment decisions or recommendations. These measures, as presented, may have differing calculations among companies and investment professionals and may not be directly comparable to the same measures provided by others. A non-GAAP measure should not be considered in isolation or as a substitute for the related GAAP measure or any other measure of a company’s financial or operating performance presented in accordance with GAAP. A reconciliation of each of these non-GAAP measures to the most directly comparable GAAP measure or measures is presented below. These measures may not be comparable to similarly titled measures of other companies.
Adjusted EBITDAX: Adjusted EBITDAX is calculated as net income (loss) before interest expense, interest income, income taxes, depletion, depreciation, amortization and asset retirement obligation liability accretion expense, exploration expense, property abandonment and impairment expense, non-cash stock-based compensation expense, derivative gains and losses net of settlements, gains and losses on divestitures, gains and losses on extinguishment of debt, and certain other items. Adjusted EBITDAX excludes certain items that the Company believes affect the comparability of operating results, including items that are generally non-recurring in nature or whose timing and/or amount cannot be reasonably estimated. Adjusted EBITDAX is also important as it is considered among financial covenants under the Company’s Credit Agreement, a material source of liquidity for the Company. Please reference the Company’s 2019 Form 10-K and first quarter 2020 Form 10-Q for discussion of the Credit Agreement and its covenants.
Adjusted net income (loss): Adjusted net income (loss) excludes certain items that the Company believes affect the comparability of operating results, including items that are generally non-recurring in nature or whose timing and/or amount cannot be reasonably estimated. These items include non-cash and other adjustments, such as derivative gains and losses net of settlements, impairments, net (gain) loss on divestiture activity, gains and losses on extinguishment of debt, and accruals for non-recurring matters.
Free cash flow: Free cash flow is calculated as net cash provided by operating activities before net change in working capital less capital expenditures before increase in capital expenditure accruals and other.

Net Debt: The total principal amount of outstanding senior notes, senior convertible notes plus amounts drawn on the revolving credit facility (also referred to as total funded debt) less cash and cash equivalents.
Net debt-to-Adjusted EBITDAX: Net debt-to-Adjusted EBITDAX is calculated as Net Debt (defined above) divided by Adjusted EBITDAX (defined above). A variation of this calculation is a financial covenant under the Company’s Credit Agreement for its revolving credit facility beginning in the fourth quarter of 2018.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
March 31, 2020

Adjusted EBITDAX Reconciliation (1)
(in thousands)

Reconciliation of net loss (GAAP) and net cash provided by operating activities (GAAP) to Adjusted EBITDAX (non-GAAP)	For the Three Months Ended March 31,
	2020	2019
Net loss (GAAP)	$(411,895)	$(177,568)
Interest expense	41,512	37,980
Income tax benefit	(99,008)	(46,038)
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	233,489	177,746
Exploration (2)	10,392	10,143
Impairment	989,763	6,338
Stock-based compensation expense	5,561	5,838
Net derivative (gain) loss	(545,340)	177,081
Derivative settlement gain (loss)	73,437	(4,969)
Net gain on divestiture activity	—	(61)
Gain on extinguishment of debt	(12,195)	—
Other, net	333	4
Adjusted EBITDAX (non-GAAP)	286,049	186,494
Interest expense	(41,512)	(37,980)
Income tax benefit	99,008	46,038
Exploration (2)	(10,392)	(10,143)
Amortization of debt discount and deferred financing costs	3,992	3,789
Deferred income taxes	(99,347)	(47,003)
Other, net	(1,149)	(2,534)
Net change in working capital	(18,517)	(20,159)
Net cash provided by operating activities (GAAP)	$218,132	$118,502

(1) See "Definitions of non-GAAP Measures as Calculated by the Company" above.
(2) Stock-based compensation expense is a component of the exploration expense and general and administrative expense line items on the accompanying condensed consolidated statements of operations. Therefore, the exploration line items shown in the reconciliation above will vary from the amount shown on the accompanying condensed consolidated statements of operations for the component of stock-based compensation expense recorded to exploration expense.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
March 31, 2020

Adjusted Net Loss Reconciliation (1)
(in thousands, except per share data)

Reconciliation of net loss (GAAP) to adjusted net loss (non-GAAP):	For the Three Months Ended March 31,
	2020	2019
Net loss (GAAP)	$(411,895)	$(177,568)
Net derivative (gain) loss	(545,340)	177,081
Derivative settlement gain (loss)	73,437	(4,969)
Net gain on divestiture activity	—	(61)
Impairment	989,763	6,338
Gain on extinguishment of debt	(12,195)	—
Other, net (2)	386	213
Tax effect of adjustments (3)	(109,813)	(38,757)
Valuation allowance on deferred tax assets	10,017	—
Adjusted net loss (non-GAAP)	$(5,640)	$(37,723)

Diluted net loss per common share (GAAP)	$(3.64)	$(1.58)
Net derivative (gain) loss	(4.83)	1.58
Derivative settlement gain (loss)	0.65	(0.04)
Net gain on divestiture activity	—	—
Impairment	8.76	0.06
Gain on extinguishment of debt	(0.11)	—
Other, net (2)	—	—
Tax effect of adjustments (3)	(0.97)	(0.36)
Valuation allowance on deferred tax assets	0.09	—
Adjusted net loss per diluted common share (non-GAAP)	$(0.05)	$(0.34)

Basic weighted-average common shares outstanding	113,009	112,252
Diluted weighted-average common shares outstanding	113,009	112,252

Note: Amounts may not calculate due to rounding.

(1) See "Definitions of non-GAAP Measures as Calculated by the Company" above.
(2) For the three months ended March 31, 2020, the adjustment relates to bad debt expense and impairments on materials inventory and other property. For the three months ended March 31, 2019, the adjustment relates to bad debt expense and impairment on materials inventory.

(3) The tax effect of adjustments for the three months ended March 31, 2020, and 2019, was calculated using a tax rate of 21.7%. This rate approximates the Company's statutory tax rate for the respective periods, as adjusted for ordinary permanent differences.

Reconciliation of Net Debt (1)
(in thousands)
As of March 31, 2020
Senior Notes (principal amount from Note 5 of 1Q20 Form 10-Q)	$2,436,047
Senior Convertible Notes (principal amount from Note 5 of 1Q20 Form 10-Q)	172,500
Revolving credit facility	72,000
Total funded debt	2,680,547
Less: Cash and cash equivalents	15
Net Debt	$2,680,532

(1) See "Definitions of non-GAAP Measures as Calculated by the Company" above.

Free Cash Flow (1)
(in thousands)
For the Three Months Ended March 31,
2020
Net cash provided by operating activities (GAAP)	$218,132
Net change in working capital	(18,517)
Cash flow from operations before net change in working capital	$236,649

Less:
Capital expenditures (GAAP)	139,306
Increase in capital expenditure accruals and other	16,802
Free cash flow	$80,541

(1) See "Definitions of non-GAAP Measures as Calculated by the Company" above.